UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 21, 2003


                       NATIONAL SEMICONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)

    DELAWARE                      1-6453                       95-2095071
    --------                      ------                       ----------
(State of Incorporation)      (Commission               (I.R.S. Employer
                               File Number)           Identification Number)


                    2900 SEMICONDUCTOR DRIVE, P.O. BOX 58090
                       SANTA CLARA, CALIFORNIA 95052-8090
                    (Address of Principal Executive Offices)

                                 (408) 721-5000

              (Registrant's telephone number, including area code)

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NATIONAL SEMICONDUCTOR CORPORATION

Index
                                                                      Page
Item 5.  Other Events and Regulation FD Disclosure                      3

Item 7.  Financial Statements and Exhibits                              3

Signature                                                               4

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Item 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

     Ralph V. Whitworth, Relational Investors, L.P., Relational Investors, LLC and other funds and partnerships controlled by Relational Investors, L.P. and Relational Investors, LLC (collectively all "Relational"), previously filed a
Schedule 13-D disclosing ownership of approximately 7.09% of the common stock of National Semiconductor Corporation ("National"). Relational had submitted a nomination of two persons for election to National's board of directors at the 2003 Annual Meeting of Stockholders. National and Relational have had discussions seeking mutually agreeable alternatives to a contested proxy solicitation. On July 21, 2003, National and Relational entered into an agreement whereby, among other things, Relational agreed to withdraw the nomination of its candidates for election to the board and National agreed to have periodic meetings with representatives of Relational to discuss any concerns they may have. In addition, the agreement provides that, under certain circumstances, Relational could nominate a candidate for election to the board at the 2004 Annual Meeting of Stockholders and this nominee would be included in National's proxy materials for that meeting. If elected at the 2004 Annual Meeting, and if requested by Relational, the Relational nominee also would be included in National's recommended slate of directors for the 2005 Annual Meeting of Stockholders. The agreement will terminate in the event that Relational ceases to own 5% of the currently outstanding shares of National.

     A copy of the agreement is attached as Exhibit 99.1.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS
        (c)  Exhibits

Exhibit No.       Description of Exhibit

     99.1         Letter agreement between National Semiconductor
                  Corporation and Ralph Whitworth and Relational Investors, L.P.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            NATIONAL SEMICONDUCTOR CORPORATION

                                            //S// JOHN M. CLARK III

Dated:  July 23, 2003                       John M. Clark III
                                            Senior Vice President,
                                            General Counsel and Secretary